Exhibit 1.1

[•] Common Units

NEW SOURCE ENERGY PARTNERS L.P.

Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[•], 2013

[•], 2013

ROBERT W. BAIRD & CO. INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

BMO CAPITAL MARKETS CORP.

OPPENHEIMER & CO. INC.

As Representatives of the Several Underwriters

Identified in Schedule I Hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

NEW SOURCE ENERGY PARTNERS L.P., a Delaware limited partnership (the “Partnership”) confirms its agreements with the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, with respect to the issuance and sale by the Partnership of a total of [•] common units of the Partnership (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The respective amounts of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I. The Partnership also proposes to grant to the Underwriters an option to purchase up to an additional [•] Common Units to cover over-allotments, if any (the “Option Units”). The Firm Units and the Option Units are hereinafter collectively referred to as the “Units.”

The Partnership was recently formed by New Source Energy GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”, and together with the Partnership, collectively, the “Partnership Parties”) to own and acquire oil and natural gas properties in the United States that are currently owned by New Source Energy Corporation, a Delaware corporation (“New Source Energy”).

It is understood and agreed to by all parties that as of the date hereof (i) New Source Energy formed the General Partner, to which New Source Energy contributed $20 in exchange for 100% of the limited liability company interests in the General Partner and (ii) the General Partner and New Source Energy, as organizational limited partner, formed the Partnership, and the General Partner contributed $20 in exchange for a 2.0% general partner interest in the Partnership and New Source Energy contributed $980 in exchange for a 98.0% limited partner interest in the Partnership.

It is further understood and agreed to by all parties that the following transactions have occurred or will occur prior to the Closing Date (as defined herein):

(a) New Source Energy will contribute to the Partnership (of which 2.0% will be contributed on behalf of the General Partner) (i) specified oil and natural gas properties (the “Partnership Properties”), and (ii) certain commodity derivative contracts (the “Derivative Contracts”);

(b) The Partnership will issue to New Source Energy              Common Units and              subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) representing an aggregate             % limited partner interest in the Partnership;

(c) The Partnership will issue to the General Partner (i)              general partner units, representing a continuation of its 2.0% general partner interest in the Partnership, and (ii) all of the incentive distribution rights (as such term is defined in the Partnership Agreement (as defined below), the “Incentive Distribution Rights”) in the Partnership;

(d) The Partnership will enter into a $60.0 million revolving credit agreement [with Bank of Montreal, as administrative agent, and the lenders party thereto] (the “Partnership Credit Agreement”);

(e) The Partnership and General Partner will enter into a development agreement (the “Development Agreement”) with New Source Energy and New Dominion, LLC, an Oklahoma limited liability company (“New Dominion,” together with Scintilla, LLC, an Oklahoma limited liability company, and New Source Energy, the “New Source Group”);

(f) The Partnership, the General Partner and New Source Energy will enter into an omnibus agreement (the “Omnibus Agreement”) pursuant to which, among other things, New Source Energy will perform certain services for the Partnership;

(g) The Partnership, the General Partner and New Source Energy will enter into a contribution, conveyance and assumption agreement (the “Contribution Agreement”), pursuant to which New Source Energy will contribute the Partnership Properties, the Derivative Contracts and certain related rights and obligations to the Partnership, of which 2.0% of such contribution will be made by New Source Energy on behalf of the General Partner;

(h) The Partnership will assume approximately $70.0 million of New Source Energy’s indebtedness outstanding under the Credit Agreement (the “New Source Energy Credit Agreement”), dated as of August 12, 2011, among New Source Energy, Bank of Montreal, as administrative agent, and the lenders party thereto;

(i) The public offering of the Firm Units contemplated hereby will be consummated, and the proceeds therefrom will be delivered to the Partnership;

(j) The Partnership will use the proceeds received from the sale of the Firm Units, after deducting underwriting expenses, structuring fee and offering expenses, together with the borrowings described in subsection (k) below, as provided herein and in the “Use of Proceeds” section of the Registration Statement;

(k) The Partnership will borrow approximately $15.0 million under the Partnership Credit Agreement as partial consideration for the contribution of the Partnership Properties;

(l) The Partnership will issue a $25.0 million note payable to New Source Energy;

(m) The Limited Liability Company Agreement of the General Partner will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Contribution Documents (as defined below) (as so amended and restated, the “GP LLC Agreement”); and

(n) The Agreement of Limited Partnership of the Partnership will be amended and restated to the extent necessary to reflect the foregoing transactions and any other transactions contemplated by the Contribution Documents (as defined below) (as so amended and restated, the “Partnership Agreement”).

The transactions contemplated in clauses (a) through (n) above are referred to herein as the “Transactions.” In connection with the contribution of the Partnership Properties to the Partnership, the parties thereto will enter into the Contribution Agreement and the assignments and conveyances contemplated therein (collectively, the “Contribution Documents” and, together with the Omnibus Agreement, the Development Agreement and the Partnership Credit Agreement, the “Transaction Documents”).

The Partnership has prepared and filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-185754), including a Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Units. The registration statement, as of any time, including the exhibits and documents filed as part thereof and information contained in the prospectus filed as part of the registration statement pursuant to Rule 424 or otherwise deemed to be part of the registration statement pursuant to Rule 430A or 430C under the Securities Act, is hereinafter referred to as the “Registration Statement”. The “Registration Statement” without reference to a time means the Registration Statement as of the time it is declared effective by the Commission. If the Partnership files an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Partnership shall on or before the second business day after the date of this

Agreement file with or transmit for filing to, the Commission pursuant to Rule 424(b) under the Act a final prospectus (in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act), the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act. The term “Preliminary Prospectus,” as of any time, means any preliminary prospectus included in the Registration Statement, or any amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act at such time, that omits certain information as permitted by Rule 430A(a). The “Preliminary Prospectus” without reference to a time means the Preliminary Prospectus included in the Registration Statement or deemed a part of the Registration Statement pursuant to Rule 430A under the Securities Act immediately prior to the Time of Sale (as defined below).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus, together with the free writing prospectuses, if any, each identified in Schedule II hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Units at or prior to the Time of Sale as set forth in Schedule II hereto; “Time of Sale” means     :             p.m. (Central Time) on the date of this Agreement; “road show” has the meaning set forth in Rule 433(h)(4) under the Securities Act, and “bona fide electronic road show” has the meaning set forth in Rule 433(h)(5) under the Securities Act. As used herein, “Section 5(d) Communication” means any oral or written communication that is made in reliance on Section 5(d) of the Securities Act by the Partnership or any person authorized to act on behalf of the Partnership to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Units; “Written Section 5(d) Communication” means any written communication (within the meaning of Rule 405 under the Securities Act) by the Partnership or any person authorized to act on behalf of the Partnership to one or more potential investors that are QIBs and/or institutions that are IAIs, as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Units; and “Permitted Section 5(d) Communication” means any Written Section 5(d) Communication specifically authorized and approved by the Partnership to be made by the Representatives.

The Partnership will have prepared and filed, in accordance with Section 12 of the Exchange Act, documents necessary to register the Common Units under Section 12(b) or (g) of the Exchange Act, as applicable.

1. Representations and Warranties of the Partnership Parties. Each of the Partnership Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or any Permitted Free Writing Prospectus is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Partnership Parties, threatened by the Commission.

(b) The Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

(c) (i) The Registration Statement did not, as of the time it was declared effective by the Commission, contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement conforms and, as amended or supplemented, if applicable, will conform in all material respects with the Securities Act and the rules and regulations thereunder; (iii) the Preliminary Prospectus conformed in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder; (iv) the Time of Sale Prospectus at the Time of Sale did not, and at the Closing Date (as defined in Section 4) and, if applicable, each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433; (vi) each road show, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) the Prospectus, as of its date, at the Closing Date and at each Option Closing Date, if any, will conform in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, and, as of its date and at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Partnership expressly for use therein consists of the information described in Section 7(b) hereof.

(d) Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus, the Permitted Free Writing Prospectuses and/or any Permitted Section 5(d) Written Communication; the Partnership has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of Robert W. Baird & Co. Incorporated (“Baird”), other than the Permitted Free Writing Prospectuses, any Permitted Section 5(d) Written Communication and road shows furnished or presented to the Representatives before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Partnership nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, free writing prospectuses pursuant to Rules 164 and 433 under the Act; each Permitted Free Writing Prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act; in the case of any bona fide electronic road shows by the Partnership, the Partnership has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act; and, to the Partnership’s knowledge, no free writing prospectus prepared by or on behalf of or used by any Underwriter contains any “issuer information” within the meaning of Rule 433(h)(2) under the Securities Act.

(e) The Partnership was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement.

(f) The Units are approved for listing on the New York Stock Exchange (“NYSE”), subject to notice of issuance. To the Partnership’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Partnership or any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus.

(g) Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its formation or organization, has full limited partnership or limited liability company, as applicable, power and authority to own its property and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), results of operation or prospects of the Partnership Parties, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (i) or (ii) being herein referred to as a “Material Adverse Effect”).

(h) The General Partner has, and on the Closing Date and Option Closing Date, if any, will have, full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) At the Closing Date and Option Closing Date, if any, after giving effect to the Transactions, New Source Energy, the David J. Chernicky Trust, [an Oklahoma trust] (the “Chernicky Trust”), and Deylau, LLC, an Oklahoma limited liability company (“Deylau”) will own a 50.0%, 25.0% and 25.0% membership interest in the General Partner, respectively. Such membership interests comprise all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the members own such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(j) At the Closing Date and Option Closing Date, if any, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership and will own (i) a 2.0% general partner interest in the Partnership (the “GP Interest”) and (ii) all of the Incentive Distribution Rights; the GP Interest and the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and, in the case of the Incentive Distribution Rights, nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own the GP Interest and Incentive Distribution Rights free and clear of all Liens, except as described in the Registration Statement, Time of Sale Prospectus and Prospectus).

(k) This Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner.

(l) Other than the GP Interest and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. The Partnership does not own, and on the Closing Date and on each Option Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(m) At or before the Closing Date:

(a) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and New Source Energy and will be a valid and legally binding agreement of the General Partner and New Source Energy, enforceable against the General Partner and New Source Energy in accordance with its terms;

(ii) the GP LLC Agreement will have been duly authorized, executed and delivered by New Source Energy, the David J. Chernicky Trust and Deylau and will be a valid and legally binding agreement of New Source Energy, the David J. Chernicky Trust and Deylau, enforceable against New Source Energy, the David J. Chernicky Trust and Deylau in accordance with its terms;

(iii) the Omnibus Agreement will have been duly authorized, executed and delivered by each of the Partnership, the General Partner, and New Source Energy, and will be a valid and legally binding agreement of each of the Partnership, the General Partner, and New Source Energy, enforceable against each of them in accordance with its terms;

(iv) the Partnership Credit Agreement will have been duly authorized, executed and delivered by each of the Partnership Parties party thereto and will be a valid and legally binding agreement of each of the Partnership Parties party thereto, enforceable against each of them in accordance with its terms;

(v) the Development Agreement will have been duly authorized, executed and delivered by each of the Partnership, the General Partner, New Source Energy and New Dominion and will be a valid and legally binding agreement of each of the Partnership, the General Partner, New Source Energy and New Dominion, enforceable against each of them in accordance with its terms; and

(vi) the Contribution Agreement will have been duly authorized, executed and delivered by each of the Partnership, the General Partner and New Source Energy and will be valid and legally binding agreements of each of the Partnership, the General Partner and New Source Energy, enforceable against each of them in accordance with their respective terms;

provided, that, with respect to each agreement described in this Section 2(m), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(n) On the Closing Date, after giving effect to the Transactions, New Source Energy will own [•] Common Units and [•] Subordinated Units (the “Sponsor Units”) and the General Partner will own 100% of the Incentive Distribution Rights, in each case free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, Time of Sale Prospectus and the Prospectus; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and on the Closing Date and each settlement date will be validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act.

(o) At the Closing Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of [•] Common Units, [•] Subordinated Units, [•] General Partner Units and the Incentive Distribution Rights. Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and, except for any Common Units issued by the Partnership after the Closing Date in compliance with Section 5(k) of this Agreement, on each Option Closing date.

(p) The Units to be sold by the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership in accordance with the terms of this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required by the Partnership Agreement) and non-assessable(except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(q) The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(r) Except as described in the Time of Sale Prospectus and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Parties or (ii) outstanding options or warrants to purchase any securities of the Partnership Parties. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(s) Neither the execution and delivery by the Partnership or General Partner of, nor the performance by the Partnership or General Partner of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of the Partnership or General Partner pursuant to, or constitute a default under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Partnership or General Partner; (ii) the formation, governance or other organizational documents of the Partnership or General Partner; or (iii) any contract, agreement, obligation, covenant or instrument to which the Partnership or General Partner (or any of their respective assets) is subject or bound, except for such liens, charges or encumbrances that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership or General Partner to consummate the Transactions or any other transactions provided for in this Agreement.

(t) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the Partnership’s unitholders, is required in connection with the issuance and sale of the Units or the consummation of the transactions contemplated hereby, other than (i) registration of the Units under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the FINRA Conduct Rules, (iv) consents that have been, or prior to the Closing Date, will be obtained, (v) consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the Transactions or (vi) consents described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(u) There are no actions, suits, claims, investigations or proceedings (collectively, “Actions”) pending or, to the Partnership’s or General Partner’s knowledge, threatened or contemplated to which the Partnership or General Partner or any of their respective directors or officers is or would be a party or of which any of the Partnership Properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), other than such Actions that are accurately described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to the Partnership or General Partner, would not, individually or in the aggregate, have a Material Adverse Effect. There are no Actions that are required to be described in the Time of Sale Prospectus and the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(v) The Partnership is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Partnership Act of 1940, as amended.

(w) The Partnership’s securities are not rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(x) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are an independent registered public accounting firm as required by the Securities Act and the applicable rules and regulations thereunder.

(y) The historical financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of the Partnership as of the dates indicated and the results of operations, cash flows and changes in partners’ equity of the Partnership as of the dates and for the periods specified and have been prepared in compliance with the requirements of Regulation S-X of the Securities Act in all material respects and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise noted therein); the pro forma adjustments or data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, comply with the applicable accounting requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma adjustments and data are reasonable, the pro forma adjustments within such financial statements are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied in all material respects to the historical amounts in the compilation of those statements and data; the summary historical financial and operating information set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary—Summary Historical Financial Data” and

“Summary—Summary Reserve Operating Data” and the selected historical financial and operating information set forth under the caption “Selected Historical Financial Data” in the Registration Statement, the Time of Sale Prospectus and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited financial statements from which it has been derived, unless expressly noted otherwise; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not so included as required; the Partnership Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(z) All statistical or market-related data included in the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the Permitted Free Writing Prospectuses has been made or reaffirmed with a reasonable basis and in good faith.

(aa) Ralph E. Davis Associates, Inc. (“RED”), whose report as of July 1, 2012 (the “Reserve Report”), is contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus was as of the date of the Reserve Report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Partnership.

(bb) The oil and natural gas reserve estimates of the Partnership as of July 1, 2012 contained in the Registration Statement, and the Prospectus are derived from reports that have been prepared by RED, and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of the Partnership Properties at the dates indicted therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(cc) As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the Partnership Properties have been properly and timely paid (other than amounts held in suspense accounts routine payments or related to disputes about the proper identification of royalty owners), and no material amount of proceeds from the sale of production attributable to the Partnership Properties are currently being held in suspense by any purchaser thereof, except where such amounts due would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) there are not claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Partnership in the Partnership Properties, except where such claims would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) At the Closing Date and each Option Closing Date, if any, after giving effect to the Transactions, each of the Partnership Parties will have such consents, easements, right-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such rights-of-way the failure of which to obtain, would not result in, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Parties will have fulfilled and performed all of its material obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, termination and impairments that would not reasonably be expected to have a material adverse effect upon the ability of the Partnership Parties, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee) Following consummation of the Transactions and on the Closing Date, the Partnership Parties (i) will be in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent relating to exposure to pollutants, contaminants, or hazardous or toxic substances or wastes), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) will have timely applied for or received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) will be in compliance with all terms and conditions of any such permit, license or approval received, except where such noncompliance with Environmental Laws, such failure to timely apply for or receive required permits, licenses or other approvals or such failure to comply with the terms and conditions of such permits, licenses or approvals received would not have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of contaminated properties or compliance with Environmental Laws or any permit, license or approval, and any potential environmental liabilities to third parties known to be arising from the Partnership’s operations or, to the Partnership Parties’ knowledge, that of its contract operator on the Partnership Properties) which would have a Material Adverse Effect. In the ordinary course of its business, the Partnership Parties periodically review the effect of Environmental Laws on the business, operations and properties of the Partnership, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up, closure of contaminated properties or compliance with Environmental Laws or any permit, license or approval and any potential environmental liabilities to third parties known to be arising from the Partnership’s operations or, to the Partnership Parties’ knowledge, that of its contract operator on the Partnership Properties). On the basis of such review, each of the Partnership Parties has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ff) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Partnership Parties and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement.

(gg) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

(hh) Since the last date of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the assets, business, condition (financial or otherwise), management, results of operations, earnings or prospects of the Partnership Parties, taken as a whole; (ii) the Partnership has not purchased any of its outstanding partnership interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its Common Units; and (iii) there has not been any material change in the capital, short-term debt or long-term debt of the Partnership Parties, except in each such case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ii) Following the consummation of the Transactions, and on the Closing Date and each Option Closing Date, if any, after giving effect to the Transactions, the Partnership Parties will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Partnership Parties, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Parties; and any real property and buildings held under lease by the Partnership Parties are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Partnership Parties, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(jj) Other than would not reasonably be expected to have a Material Adverse Effect, the Partnership owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Partnership and General Partner are unaware of any claim to the contrary or any challenge by any other person to the rights of the Partnership with respect to the Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Partnership nor General Partner has infringed or is infringing the intellectual property of a third party, and neither the Partnership nor General Partner has received notice of a claim by a third party to the contrary, except as would not reasonably be expected to have a Material Adverse Effect.

(kk) No material labor dispute with the employees of New Source Energy or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Partnership Parties, is imminent; and the Partnership Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors including, without limitation, New Dominion that could have a Material Adverse Effect.

(ll) Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) each Partnership Party and New Source Energy and each employee benefit plan or program maintained by any Partnership Party or New Source Energy will be in compliance in form and in operation with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law except any amendments that are not yet required to be executed, (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Partnership Party or New Source Energy or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) or Section 4001 of ERISA (collectively “ERISA Affiliate”) (after giving effect to the Transactions), would have any liability, and (iii) no Partnership Party or New Source Energy or ERISA Affiliate (after giving effect to the Transactions) expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Code as a result of the Transactions. Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, each pension plan established and which is currently maintained by any Partnership Party or New Source Energy that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Partnership Parties, no event or fact exists which would adversely affect such qualification. To the knowledge of the Partnership Parties as of the date of this Agreement, none of the Partnership Parties or New Source Energy or any ERISA Affiliate currently maintains, contributes to or has any liability (contingent or otherwise) with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a pension plan that is subject to Title IV of ERISA.

(mm) As of the effective date of the Registration Statement, the Partnership and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date will be, in compliance in all material respects with (i) all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans, and (ii) the rules of the NYSE that are effective and applicable to the Partnership.

(nn) At the Closing Date and each Option Closing Date, if any, after giving effect to the Transactions, the Partnership Parties will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Partnership nor General Partner has been refused any insurance coverage sought or applied for; and each of the Partnership Parties do not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(oo) At the Closing Date and each Option Closing Date, if any, after giving effect to the Transactions, except as otherwise would not have a Material Adverse Effect, the buildings, structures and equipment to be owned by the Partnership Parties are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound.

(pp) At the Closing Date and each Option Closing Date, if any, after giving effect to the Transactions, the Partnership Parties will possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so comply would not have a Material Adverse Effect, and neither of the Partnership Parties has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(qq) The Partnership maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act). The Partnership’s internal control over financial reporting has been designed by the General Partner’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Partnership’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information, and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(rr) The Partnership maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ss) Neither of the Partnership Parties has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Partnership Parties or, to the Partnership Parties’ knowledge, any other party to any such contract or agreement.

(tt) There are no business relationships or related-party transactions involving any of the Partnership Parties or, to the knowledge of the Partnership Parties, any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(uu) All tax returns required to be filed by the Partnership Parties have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.

(vv) Neither of the Partnership Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Parties is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Partnership Parties have instituted and maintain policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ww) The operations of the Partnership Parties are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except to the extent that any such noncompliance would not, individually or in the aggregate, result in a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Parties with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened. Neither of the Partnership Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) Except as described in the Time of Sale Prospectus, the Partnership has not sold, issued or distributed any Common Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy) Neither of the Partnership Parties nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(zz) From the time of initial confidential submission of the Registration Statement (or, if earlier, the first date on which the Partnership engaged in any Section 5(d) Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 3(a) of the Securities Act (an “Emerging Growth Company”).

(aaa) The Partnership (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Written Communications with the consent of the Representatives with entities that are QIBs or IAIs and (b) has not authorized anyone other than the Representatives to engage in such communications; the Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Section 5(d) Communications; as of the Applicable Time, each Section 5(d) Written Communication, when considered together with the Time of Sale Prospectus, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Section 5(d) Written Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; and the Partnership has filed publicly on the Commission’s EDGAR database at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Units.

2. Agreements to Sell and Purchase. On the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, the Partnership hereby agrees to sell, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $ per unit (the “Purchase Price”), the amount of Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

On the basis of the representations and warranties herein contained, but subject to the conditions herein set forth, the Partnership hereby grants to the Underwriters, severally and not jointly, an option to purchase, ratably in accordance with the number of Firm Units to be purchased by each Underwriter, up to Option Units, at a price equal to the Purchase Price (the “Over-Allotment Option”) [less an amount per unit equal to any cash distribution declared by the Partnership and payable by the Partnership on the Firm Units but not payable on the Option Units. The Over-Allotment Option will expire at the close of business on the 30th day after the date hereof (such thirty-day period, the “Option Period”) and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Units upon notice by the Representatives to the Partnership setting forth the number of Option Units to be purchased by the Underwriters and the time and date of payment and delivery for such Option Units. Each time and date of payment and delivery for such Option Units (an “Option Closing Date”) must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Units or later than ten business days after the date of such notice. If the Over-Allotment Option is exercised as to all or any portion of the Option Units, the Partnership will sell to the Underwriters that number of Option Units as to which the Underwriters are exercising the Over-Allotment Option, each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3. Payment and Delivery. Payment for and delivery of the Firm Units shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Partnership, at 10:00 a.m., Central Time, on             , 201    , or at such other time on the same or such other date, not later than             , 201_, as shall be agreed upon in writing by the Representatives and the Partnership. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Option Units shall be at the above-mentioned offices, at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than             , 201    , as shall be agreed upon in writing by the Representatives and the Partnership.

Payment for the Firm Units and the Option Units, if any, shall be made to the Partnership by wire transfer of immediately available funds to a single bank account designated by the Partnership against delivery to the Representatives for the respective accounts of the Underwriters of the Units to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units and the Option Units, if any, that it has agreed to purchase. Baird, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Units and the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Firm Units and Option Units shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Option Units shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

4. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained in this Agreement, on the date hereof, on the Closing Date and on each Option Closing Date, if any, the condition that the Partnership Parties have performed their obligations required to be performed prior to the Closing Date and the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and each Option Closing Date, if any, there shall not have occurred any adverse change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management, operations, earnings or prospects of the Partnership Parties, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in the Representatives’ judgment, impracticable or inadvisable to offer or sell the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of the General Partner, to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of the Closing Date or such Option Closing Date, as the case may be, and that the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date and that no event described in Section 4(a) or 4(f) has occurred.

(c) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Vinson & Elkins L.L.P. (“Vinson & Elkins”), outside counsel for the Partnership, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A hereto. In rendering such opinion, Vinson & Elkins, may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnership Parties and of public officials. The opinion of Vinson & Elkins shall be rendered to the Underwriters at the request of the Partnership Parties and shall so state therein.

(d) The Underwriters shall have received on the Closing Date and each Option Closing Date, if any, an opinion of Crowe & Dunlevy, A Professional Corporation (“Crowe & Dunlevy”), counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Crowe & Dunlevy, may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Partnership Parties and of public officials.

(e) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from BDO USA, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that each such letter shall use a “cut-off date” not earlier than three days prior to the delivery thereof.

(f) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Time of Sale Prospectus. the Prospectus or any Permitted Free Writing Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Partnership Parties, threatened by the Commission; and no notice of objection of the Commission to the use of the Registration Statement shall have been received.

(g) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between Baird and certain unitholders, officers and directors of the Partnership relating to sales and certain other dispositions of Common Units or certain other securities, delivered to Baird on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The Units shall have been approved for listing on the NYSE, subject to official notice of issuance.

(i) Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

The several obligations of the Underwriters to purchase Option Units hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such other documents as the Representatives may reasonably request.

5. Covenants of the Partnership. The Partnership Parties covenant with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, five (5) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in Milwaukee, Wisconsin, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Within a reasonable time prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which the Representatives object.

(d) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) To advise the Representatives promptly of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Partnership) to which Units may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Partnership will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A or 430C under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).

(i) Promptly to furnish such information or to take such action as the Representatives may reasonably request and otherwise to qualify the Units for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Representatives shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Units); and to promptly advise the Representatives of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j) To make generally available to the Partnership’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k) Except as set forth in this Agreement, during the period beginning on and including the date of this Agreement and continuing to and including 180 days after the date of this Agreement, and without the prior written consent of Baird, the Partnership will not (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, except that the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership; provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(k) for the remaining term of the 180-day restricted period, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of the Common Units or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (A) the Units to be sold hereunder, (B) the issuance of Common Units, and options to purchase Common Units pursuant to the Partnership’s option plans under the terms of such plans in effect on the date hereof, provided such options are granted at fair market value and in amounts and with exercise terms consistent with the Partnership’s past practice, or the sale of Common Units to employees pursuant to the Partnership’s employee purchase plans (or the filing of a registration statement on Form S-8 to register Common Units issuable under such plans), or (C) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which Baird has been advised in writing. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Partnership shall promptly notify Baird of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(l) To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Securities Act.

(m) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(n) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, except in each case other than the Prospectus.

(o) To maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Partnership, a registrar for the Common Units.

(p) To apply the net proceeds to the Partnership from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(q) The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) the time when a prospectus relating to the Units is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (b) the expiration of the lock-up period described in Section 6(m) above.

(r) If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

6. Expenses. The Partnership agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, as may be reasonably requested by the Underwriters for use in connection with the offering and sale of the Units, (ii) all costs and expenses related to the preparation, printing, issuance and delivery of the certificates for the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Units under the securities laws of the jurisdictions in which the Units may be offered or sold and all expenses in connection with the qualification of the Units for offer and sale under such securities laws as provided in Section 6(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky memorandum, (iv) all filing fees incurred in connection with the review of the terms of the sale of the Units by FINRA. (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the

NYSE, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Partnership relating to investor presentations on any road show undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership Parties and any such consultants, and one-half the costs and expenses of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement, (ix) all expenses in connection with any offer and sale of the Units outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section; provided, that except as provided in this Section 6, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

The Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make. Notwithstanding the above, if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 9(b) hereof or because of any refusal, inability or failure on the part of the Partnership to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereby.

7. Indemnity and Contribution. (a) The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and affiliates of any Underwriter who have or are alleged to have participated in the distribution of Units as underwriters, within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which there were made, not misleading; provided, however, that the Partnership Parties shall not be liable under this Section 7(a) to the extent that such losses, claims, damages or liabilities are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership Parties in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by or on behalf of the Underwriters to the Partnership Parties expressly for use therein consists of the information described as such in Section 7(b) hereof.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to such untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus, in reliance upon and in conformity with information relating to such Underwriter furnished to the Partnership Parties in writing by such Underwriter through the Representatives expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Partnership Parties expressly for use therein is the information set forth (i) in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids and the information regarding the limitations on sales to discretionary accounts in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7 such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership Parties, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Baird. In the case of any such separate firm for the Partnership Parties, and such directors, officers and control persons of the Partnership Parties, such firm shall be designated in writing by the Partnership Parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in 7(a) or 7(b) is unavailable to or insufficient to hold harmless any indemnified party above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Partnership, its officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Units.

8. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited or minimum prices shall have been established on, or by, as the case may be, any of the New York Stock Exchange, or the NASDAQ Global Market, (b) trading of the Partnership’s Common Units shall have been suspended or materially limited on the NYSE, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or New York state authorities, (e) there shall have occurred any outbreak or escalation of hostilities or declaration by the United States of a national emergency or war, or any other calamity or crisis, the effect of which on financial markets makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units as contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase and pay for any of the Units that it has or they have agreed to purchase hereunder, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase and pay for the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to the Representatives and the Partnership for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either the Representatives or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Units and the aggregate number of Option Units with respect to which such default occurs is more than one-tenth of the aggregate number of Option Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Option Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Partnership, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b) The Partnership acknowledges that in connection with the offering of the Units: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person; (ii) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Partnership. The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Robert W. Baird & Co. Incorporated, 8000 Maryland Ave., Suite 5000, St. Louis, MO 63105, Fax: (314) 445-6535, Attention: Curtis Goot, with a copy to the Legal Department, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Fax: (414) 298-7800; and if to the Partnership shall be delivered, mailed or sent to 914 North Broadway Ave., Suite 230, Oklahoma City, OK 73102, Fax: (405) 272-3034, Attention: Kristian B. Kos.

[Signature Pages Follow]

Very truly yours,

NEW SOURCE ENERGY PARTNERS L.P.

By:	New Source Energy GP, LLC, its general partner

By:
Name: Kristian B. Kos
Title: President and Chief Executive Officer

NEW SOURCE ENERGY GP, LLC

By:
Name: Kristian B. Kos
Title: President and Chief Executive Officer

Accepted as of the date hereof

ROBERT W. BAIRD & CO. INCORPORATED STIFEL, NICOLAUS & COMPANY, INCORPORATED BMO CAPITAL MARKETS CORP. OPPENHEIMER & CO. INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Robert W. Baird & Co. Incorporated

By:
Name:
Title:

By:	Stifel, Nicolaus & Company, Incorporated

By:
Name:
Title:

By:	BMO Capital Markets Corp.

By:
Name:
Title:

By:	Oppenheimer & Co. Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased	Number of Option Units To Be Purchased
Robert W. Baird & Co. Incorporated
Stifel, Nicolaus & Company, Incorporated
BMO Capital Markets Corp.
Oppenheimer & Co. Inc.
Janney Montgomery Scott LLC
Stephens Inc.
Wunderlich Securities, Inc.

Total:

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated

2.	[identify all free writing prospectuses filed by the Partnership under Rule 433(d) of the Securities Act]

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

1. The Partnership is a limited partnership duly formed under the Delaware LP Act, is validly existing as a limited partnership in good standing under the laws of Delaware, has the limited partnership power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction listed on Annex A hereto;

2. The General Partner is a limited liability company duly formed under the Delaware LLC Act, is validly existing as a limited liability company in good standing under the laws of Delaware, has the limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction listed on Annex A hereto;

3. After giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership consist of [•] Common Units, [•] Subordinated Units, [•] General Partner Units and the Incentive Distribution Rights. Other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partner interests of the Partnership issued and outstanding on the date hereof;

4. The Units to be sold by the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Partnership in accordance with the terms of the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued and fully paid (to the extent required by the Partnership Agreement) and non assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

5. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Units to be sold by the Partnership pursuant to the Underwriting Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person arising under the organizational or governing documents of the Partnership;

6. This Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner;

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7. Neither the execution and delivery by the Partnership and General Partner of, nor the performance by the Partnership or General Partner of its obligations under, this Agreement will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or General Partner, or constitute a default under (i) the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law (the “Applicable Laws”); (ii) the certificate of formation, partnership agreement or operating agreement of the Partnership or General Partner; or (iii) any contract, agreement, obligation, covenant or instrument filed as exhibit to the Registration Statement , except for such conflict, contravention, breaches, violations, defaults, liens, charges or encumbrances, in the case of clauses (i) and (iii) that would not result in a Material Adverse Effect, it being understood that we do not express an opinion in clause (iii) of this paragraph (7) with respect to any securities or other anti-fraud laws;

8. No approval, authorization, consent, order or filing of or with any court or governmental body or agency under the Applicable Laws, is required in connection with the issuance and sale of the Units, the execution, delivery or performance by any of the Partnership Parties of the Underwriting Agreement, or for the consummation by the Partnership Parties of the Transactions contemplated by the Underwriting Agreement, other than (i) such as have been obtained under the Securities Act or the Exchange Act, (ii) such as may be required under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or the by-laws and rules of FINRA; (iii) such consents as have been obtained or made and (iv) such consents that, if not obtained, would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

9. The Registration Statement has been declared effective; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act and the Prospectus has been filed in accordance with Rule 424(b) and 430A under the Act.

10. The Registration Statement at the time it was declared effective, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their fact to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

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11. The Common Units, the Subordinated Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement.”

12. The statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Conflicts of Interest and Fiduciary Duties,” “Business-Regulation of the Oil and Natural Gas Industry,” “Certain Relationships and Related Party Transactions,” “The Partnership Agreement,” and “Material Tax Consequences,” insofar as they purport to summarize any agreement, statute or regulation, are accurate summaries in all material respects;

13. The Partnership is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Partnership Act of 1940, as amended; and

14. Nothing has come to the attention of such counsel that causes such counsel to believe that:

(1) the Registration Statement or the prospectus included therein, at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(2) the Time of Sale Prospectus as of the Time of Sale contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

(3) the Prospectus as of its date or, as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case, that we make no statement and express no belief with respect to financial statements and schedules and other financial or statistical data and information pertaining to oil and gas reserves included in or omitted from the Registration Statement, any Rule 462(b) Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

15. Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Preliminary Prospectus and the Prospectus, our opinion that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and you may rely upon such opinion as if it were addressed to you.

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Annex A

Oklahoma

[•]

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EXHIBIT B

FORM OF LOCK-UP LETTER TO BE SIGNED BY OFFICERS, DIRECTORS

AND CERTAIN UNITHOLDERS

                    , 2013

ROBERT W. BAIRD & CO. INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

BMO CAPITAL MARKETS CORP.

OPPENHEIMER & CO. INC.

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

The undersigned understands that Robert W. Baird & Co. Incorporated (“Baird”), Stifel Nicolaus & Company, Incorporated, BMO Capital Markets Corp., and Oppenheimer & Co. Inc. (together with Baird, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”), relating to a proposed underwritten public offering (the “Public Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

To induce you and the other Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units except that the Partnership may issue Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership; provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(k) for the remaining term of the 180-day restricted period,, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or (4) publicly announce an intention to effect any transaction specified in clause (1), (2) or

(3). The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift, (c) transfers by will or intestate succession to the undersigned’s family or to a trust, the beneficiaries of which are exclusively the undersigned or members of the undersigned’s family, (d) pro rata distributions of Common Units or any security convertible into Common Units to limited partners or unitholders of the undersigned, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of Baird on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Restricted Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2) prior to the expiration of the Restricted Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the Restricted Period unless the undersigned requests and receives prior written confirmation from the Partnership or Baird that the restrictions imposed by this agreement have expired.

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The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Very truly yours,

(Name)

(Address)

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